                                                                    EXHIBIT 99.1


                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1




ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 1999, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

    TITLE                NAME AND ADDRESS                   AMOUNT OF BENEFICIAL
  OF CLASS             OF HOLDERS OF RECORD                 OWNERSHIP (ORIGINAL PRINCIPAL)           % CLASS
  --------             --------------------                 ------------------------------           -------
Class A-1*       American Express Trust Company                        $31,055,000.00                   16%
                 180 East 5th Street
                 St. Paul, MN  55101

                 Bankers Trust                                         $42,300,000.00                   21%
                 c/o BT Services Tennessee Inc.
                 648 Grassmere Park Drive
                 Nashville, TN  37211

                 Boston Safe Deposit and Trust Company                 $11,370,000.00                   6%
                 c/o Mellon Bank, N.A.
                 Three Mellon Bank Center
                 Room 153-3015
                 Pittsburgh, PA  15259

                 Chase Manhattan                                       $50,690,000.00                   25%
                 4 New York Plaza, 13th Floor
                 New York, New York 10004

                 State Street Bank and Trust Company                   $11,400,000.00                   6%
                 1776 Heritage Drive
                 Global Corporation Action Unit JAB 5NW
                 No. Quincy, MA  02171

Class A-2*       Bankers Trust Company                                 $71,850,000.00                   23%
                 c/o BT Services Tennessee Inc.
                 648 Grassmere Park Drive
                 Nashville, TN  37211

                 Boston Safe Deposit and Trust Company                 $26,500,000.00                   8%
                 c/o Mellon Bank N.A.
                 Three Mellon Bank Center
                 Room 153-3015
                 Pittsburgh, PA  15259


                                      -16-

                 Chase Manhattan Bank                                  $95,700,000.00                   30%
                 4 New York Plaza, 13th Floor
                 New York, New York 10004

                 Morgan Stanley & Co. Incorporated                     $68,800,000.00                   22%
                 One Pierrepont Plaza, 7th Floor
                 Brooklyn, New York 11201

Class A-3*       Bank of New York                                      $31,516,000.00                   8%
                 925 Patterson Plank Road
                 Secaucus, NJ  07094

                 Bankers Trust                                         $35,075,000.00                   9%
                 c/o BT Services Tennessee Inc.
                 648 Grassmere Park Drive
                 Nashville, TN  37211

                 Boston Safe Deposit and Trust Company                 $21,895,000.00                   6%
                 c/o Mellon Bank, N.A.
                 Three Mellon Bank Center
                 Room 153-3015
                 Pittsburgh, PA  15259

                 Brown Brothers Harriman & Co.                         $26,477,000.00                   6%
                 63 Wall Street, 8th Floor
                 New York NY  10005

                 Chase Manhattan                                       $91,029,000.00                   23%
                 4 New York Plaza, 13th Floor
                 New York, NY  10004

                 Merrill Lynch, Pierce, Fenner & Smith, Inc. --        $98,395,000.00                   25%
                 Debt Sec.
                 4 Corporate Place
                 Corporate Park 287
                 Piscataway, NJ  08855

                 State Street Bank and Trust Company                   $37,625,000.00                   10%
                 1776 Heritage Drive
                 Global Corporation Action Unit JAB 5NW
                 No. Quincy, MA  02171

Class B*         Chase Manhattan                                       $54,780,000.00                   70%
                 4 New York Plaza, 13th Floor
                 New York, New York 10004

                 State Street Bank and Trust Company                   $14,907,000.00                   19%
                 1776 Heritage Drive
                 Global Corporation Action Unit JAB 5NW
                 No. Quincy, MA  02171

Class C*         Bankers Trust                                         $6,000,000.00                    8%
                 c/o BT Services Tennessee Inc.
                 648 Grassmere Park Drive
                 Nashville, TN  37211


                                      -17-

                 Chase Manhattan                                       $35,275,000.00                   49%
                 4 New York Plaza, 13th Floor
                 New York, New York 10004

                 Citibank, N.A.                                        $6,200,000.00                    9%
                 P.O. Box 30576
                 Tampa, FL  33630-3576

                 Deutsche Bank Securities Inc.                         $5,000,000.00                    7%
                 175 Water Street
                 New York, New York  10038

                 Norwest Bank Minnesota, National                      $5,000,000.00                    7%
                   Association
                 733 Marquette Avenue
                 Minneapolis, MN  55479-0056

                 State Street Bank and Trust Company                   $6,300,000.00                    9%
                 1776 Heritage Drive
                 Global Corporation Action Unit JAB 5NW
                 No. Quincy, MA  02171

Class D*         Chase Manhattan                                       $12,275,000.00                   17%
                 4 New York Plaza, 13th Floor
                 New York, New York 10004

                 Investors Bank & Trust/M.F. Custody                   $7,950,000.00                    11%
                 200 Clarendon Street
                 15th Floor, Hancock Tower
                 Boston, MA  02116

                 LB1 - Lehman Government Securities Inc.               $10,000,000.00                   14%
                 101 Hudson Street, 31st Floor
                 Jersey City, NJ  07302

                 Northern Trust Company                                $21,525,000.00                   30%
                 801 S. Canal C-IN
                 Chicago, IL  60607

                 State Street Bank and Trust Company                   $9,775,000.00                    14%
                 1776 Heritage Drive
                 Global Corporation Action Unit JAB 5NW
                 No. Quincy, MA  02171

Class E*         Bank of New York                                      $3,000,000.00                    15%
                 925 Patterson Plank Road
                 Secaucus, NJ  07094

                 Mercantile Bank National Association                  $1,132,000.00                    6%
                 1 Mercantile Tower
                 P.O. Box 387, Tram 17-1
                 St. Louis, MO  63166-0387


                                      -18-

                 Northern Trust Company                                $11,725,000.00                   60%
                 801 S. Canal C-IN
                 Chicago, IL  60607

                 State Street Bank and Trust Company                   $2,600,000.00                    13%
                 1776 Heritage Drive
                 Global Corporation Action Unit JAB 5NW
                 No. Quincy, MA  02171

Class F*         Bank of New York                                      $19,000,000.00                   26%
                 925 Patterson Plank Road
                 Secaucus, NJ  07094

                 Boston Safe Deposit and Trust Company                 $4,000,000.00                    6%
                 c/o Mellon Bank, N.A.
                 Three Mellon Bank Center
                 Room 153-3015
                 Pittsburgh, PA 15259

                 Deutsche Bank Securities, Inc.                        $5,000,000.00                    7%
                 175 Water Street
                 New York, NY  10038

                 Chase Manhattan Bank                                  $21,000,000.00                   30%
                 4 New York Plaza, 13th Floor
                 New York, NY  10004

                 LBI - Lehman Government Securities Inc.               $12,000,000.00                   17%
                 101 Hudson Street, 31st Floor
                 Jersey City, NJ  07302

                 Wells Fargo Bank, National Association                $10,800,000.00                   15%
                 26610 West Agoura Road
                 Calabasas, CA  91302

Class G          LaSalle National Bank, as Trustee                     $13,054,813.00                  100%
                   Criimi Mae Series 1998-C1
                 Att:  Asset Backed Sec. Trust Services
                 135 S. LaSalle Street, Suite 1625
                 Chicago, Illinois  60674

Class H          LaSalle National Bank, as Trustee                     $26,108,964.00                  100%
                   Criimi Mae Series 1998-C1
                 Att:  Asset Backed Sec. Trust Services
                 135 S. LaSalle Street, Suite 1625
                 Chicago, Illinois  60674

Class IO*        Bank of New York                                     $168,750,000.00                   13%
                 925 Patterson Plank Road
                 Secaucus, NJ  07094

                 Chase Manhattan Bank                                 $180,000,000.00                   14%
                 4 New York Plaza, 13th Floor
                 New York, NY  10004


                                      -19-

                 Citibank, N.A.                                       $266,000,000.00                   20%
                 P. O. Box 30576
                 Tampa, FL  33630-3576

                 Custodial Trust Company                               $87,648,000.00                   7%
                 101 Carnegie Central
                 Princeton, NJ  08540

                 Investors Bank & Trust/M.F. Custody                  $136,382,000.00                   10%
                 200 Clarendon Street
                 15th FL Hancock Tower
                 Boston, MA  02116

                 Salomen Smith Barney Inc./Salomen Brothers           $294,755,224.00                   23%
                 333 W 34th Street, 3rd Floor
                 New York, NY  10001

Class J          LaSalle National Bank, as Trustee                     $13,054,483.00                  100%
                   Criimi Mae Series 1998-C1
                 Att:  Asset Backed Sec. Trust Services
                 135 S. LaSalle Street, Suite 1625
                 Chicago, Illinois  60674

Class K          LaSalle National Bank, as Trustee                     $26,108,964.00                  100%
                   Criimi Mae Series 1998-C1
                 Att:  Asset Backed Sec. Trust Services
                 135 S. LaSalle Street, Suite 1625
                 Chicago, Illinois  60674

Class R-I        Maliseet Properties, Inc.                                  -0-                        100%
                 1400 Smith Street
                 Houston, TX  77002

Class R-II       Maliseet Properties, Inc.                                  -0-                        100%
                 1400 Smith Street
                 Houston, TX  77002

Class R-III      Maliseet Properties, Inc.                                  -0-                        100%
                 1400 Smith Street
                 Houston, TX  77002

--------------------------------

*As of December 31, 1999, the security ownership of the referenced class of certificates was registered on the books and records of the Trustee to "Cede & Co.", the Depository Trust Company's nominee. The beneficial ownership of such class disclosed herein is based on a security positions listing of The Depository Trust Company as of December 31, 1999.

PABOS2:LKF:362721_1


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